                       VENTURE LENDING & LEASING II, INC.

                             SUBSCRIPTION AGREEMENT

                                      FOR

                 INDIVIDUALS PURCHASING THROUGH PLACEMENT AGENT


         The undersigned (the "Subscriber"), hereby subscribes to purchase shares of Common Stock, $.001 par value ("Shares"), issued by Venture Lending & Leasing II, Inc., a Maryland corporation (the "Fund"), in the amount set forth on the signature page below (the "Capital Commitment"), on the terms and conditions set forth herein. (Capitalized terms used and not defined in this Agreement have the meanings assigned to them in the Private Offering Memorandum referred to below.)

         1. SALE AND PURCHASE OF SHARES; PLACEMENT FEE. Subject to the terms and conditions set forth in this Agreement, and in reliance upon the representations and warranties of the respective parties set forth in this Agreement, the Fund hereby agrees to sell to the Subscriber, and the Subscriber irrevocably subscribes for and agrees to purchase from the Fund, Shares in the amount of its Capital Commitment.

         Subscribers shall pay to the Fund for the benefit of Robertson, Stephens & Company LLC (the "Placement Agent") a placement agent fee (a "Placement Agent Fee") equal to two percent of the Capital Commitment of the Subscriber at the first closing at which the Subscriber purchases Shares. If a Subscriber subsequently makes an additional Capital Commitment, the Placement Agent shall be paid an additional Placement Agent Fee equal to two percent of that additional Capital Commitment at the time such additional Capital Commitment is made.

         2. CLOSINGS. The Fund will hold a Closing ("Closing") on or before December 31, 1997 but only if, as of such date, the Fund has received subscriptions for an aggregate amount of at least $50 million in Shares, and may hold one or more additional Closings involving different investors from time to time thereafter, but not later than nine months following the initial Closing. At each Closing, the Fund shall execute and deliver to the Subscriber a duplicate original of this Agreement indicating the amount of the Capital Commitment as to which the Subscription has been accepted, which shall thereafter be deemed the Subscriber's Capital Commitment for all purposes hereunder.


         3. CAPITAL CALLS. Subscriber agrees to purchase Shares with a purchase price equal to the amount of the Subscriber's Capital Commitment, in one or more installments and in the amounts and on the dates specified by the Fund in one or more written notices ("Capital Calls") conforming to the requirements of this Agreement. The purchase price per Share of the Shares purchased pursuant to each Capital Call will be the greater of (a) $1,000 or (b) the Fund's net asset value per Share ("Net Asset Value") on the date of each purchase, as determined in conformity with the requirements of the Investment Company Act of 1940, as amended ("1940 Act").

         If, at the time of the Closing at which the Subscriber's subscription is accepted, Capital Calls have been given to other investors whose subscriptions were accepted at prior Closings ("Earlier Investors"), then Subscriber will purchase Shares at the Closing with a purchase price equal to the Subscriber's Capital Commitment multiplied by a fraction, the numerator of which is the aggregate amount of all Capital Calls that have been made to Earlier Investors and the denominator of which is the aggregate amount of all Capital Commitments of Earlier Investors.


99999/0901
05/19/97
DPS/111508/Indiv.

The purchase price for the Shares so purchased will be the greater of (a) $1,000 or (b) Net Asset Value on the date of such purchase.

         Capital Calls shall be deemed made when mailed to the Subscriber at least 15 days before the date for the purchase of Shares specified in the Capital Call, by first class mail to the Subscriber's address specified on the signature page of this Agreement or such other address as the Subscriber shall notify the Fund in writing. No Capital Call shall be made after the fourth anniversary of the first Closing, and any uncalled portion of the Subscriber's Capital Commitment as of that anniversary date will lapse as to the uncalled portion of the Commitment.

         4. MANNER OF PAYMENT. Payments made to purchase Shares specified in a Capital Call shall be made on or before the payment date specified in the Capital Call therefor (the "Payment Date"). Payments shall be made by wire transfer or by personal check, in accordance with payment instructions included with each Capital Call.

         5. PAYMENT DEFAULT. If payment for the purchase of Shares is received by the Fund from the Subscriber later than 14 days after the Payment Date, interest will be charged on the overdue amount, calculated at a daily rate equal on an annualized basis to four percentage points over the highest rate of interest reported from time to time as a "prime rate" by The Wall Street Journal (provided that, if such rate is in excess of the maximum rate of interest permitted by law, interest will be charged at such maximum rate). If a default in a payment under this Subscription Agreement (including interest charges) remains uncured for 30 days following a payment date, the Fund may, at its option, pursue any or all of the following remedies: (i) cancel the balance of the Subscriber's subscription (including the installment as to which the Subscriber had defaulted), (ii) assign the remaining balance of the Subscriber's subscription (including the installment as to which the Subscriber has defaulted) to another investor selected by the Fund and/or (iii) repurchase the Shares previously purchased by the Subscriber at a purchase price per Share equal to the lesser of 60% of the Shares' then-current Net Asset Value or the prices at which the Subscriber purchased the Shares. The election by the Fund to pursue one or more of these remedies will not preclude the Fund from pursuing any rights it may have to seek judicial enforcement of the Subscriber's subscription obligation.

         6. RESTRICTION ON ASSIGNMENT OF SUBSCRIPTION AGREEMENT. Neither this Agreement nor any rights or interests herein may be assigned by the Subscriber nor may the obligations of the Subscriber be assumed or performed by another, other than a successor to the entire business and affairs of the Subscriber, without the express prior written consent of the Fund. The Fund may withhold consent to the assignment of this Agreement in its sole discretion. Except as provided in Section 5 hereof, neither this Agreement nor any rights or interests herein may be assigned by the Fund

         7. RESTRICTION ON TRANSFER OR ASSIGNMENT OF SHARES. Neither the Shares to be issued hereunder nor any right or interest therein may be sold, assigned, pledged or otherwise transferred by the Subscriber without the consent of the Fund. Without limiting the foregoing, the Fund may withhold consent to a proposed transfer if the Fund reasonably determines that any of the following requirements are not met:

           (i) The transfer is made to an institutional or individual accredited investor who the Fund determines would have been eligible to participate in the initial offering of the Shares, in a transaction that, in the opinion of counsel for the Subscriber and counsel for the Fund, complies with the requirements of the Securities Act of 1933 (the "1933 Act") and any applicable state securities laws;

           (ii) The transfer is made in a transaction that the Fund determines, after consideration of an opinion of counsel for the proposed transferee and such additional counsel as the Fund may wish to consult on the matter, will not make it more difficult for the Fund to comply with the requirements of the 1933 Act applicable to the Fund and its operations, applicable state securities laws, the 1940 Act, the Internal Revenue

         Code of 1986, as amended (the "Code") or the Employee Retirement Income Security Act of 1974 ("ERISA"); and

          (iii) The transfer is made to a transferee who agrees to be bound by all the provisions of this Agreement that pertain to an owner of Shares, including provisions relating to the repurchase of the Shares being transferred in the event of a payment default by the party liable to meet additional capital calls hereunder.

         To facilitate compliance with Section 6 and this Section 7 and with the pertinent provisions of the Articles of Incorporation of the Fund, the Subscriber will not effect a transaction restricted by either such Section without advance notice to the Fund and prior written approval by the Fund.

         A transfer of all or some of the Shares owned by a shareholder will not relieve the shareholder of any unfulfilled subscription obligation, unless the Fund expressly consents in writing to the assumption of the transferor's Subscription Agreement by another party.

         8. REPRESENTATIONS AND WARRANTIES OF THE FUND. The Fund represents and warrants that:

                  (i) The Fund is duly organized, validly existing and in good standing under the laws of the State of Maryland and has the power and authority to carry on its business as now conducted and as proposed to be conducted in the Fund's Private Offering Memorandum ("Memorandum") and to issue the Shares subscribed for hereby. This Agreement and any other documents executed and delivered by the Fund in connection herewith have been duly authorized, executed and delivered by the Fund, and are the legal, valid and binding obligations of the Fund enforceable in accordance with their respective terms.

                  (ii) The execution and delivery of this Agreement and any other documents executed and delivered by the Fund in connection herewith do not, and the performance and consummation of the transactions set forth or contemplated herein will not, contravene or result in a default under any provision of existing law or regulations to which the Fund is subject, the provisions of the trust instrument, charter, by-laws or other governing documents of the Fund or any indenture, mortgage or other instrument or agreement to which the Fund is a party or by which it is bound and does not require on the part of the Fund any approval, authorization, license or filing from or with any federal, state, municipal or foreign board or agency (except such approvals, authorizations, licenses or filings as have been obtained or made).

                  (iii) The Fund has filed an election with the Securities and Exchange Commission, pursuant to Section 54(a) of the 1940 Act, to be subject to the provisions of Sections 55 through 65 of the 1940 Act.

         9. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. The Subscriber represents and warrants that:

                  (i) This Agreement and any other documents executed and delivered by the Subscriber in connection herewith have been duly executed and delivered by the Subscriber, and are the legal, valid and binding obligations of the Subscriber enforceable in accordance with their respective terms.

                  (ii) If the Subscriber is an Individual Retirement Account ("IRA"), (a) the Subscriber has the power and authority to purchase the Shares subscribed for hereby, (b) the execution and delivery of this Agreement and any other documents executed and delivered by the Subscriber in connection herewith do not, and the performance and consummation of the transactions set forth or contemplated herein will not, contravene or result in a default under any provision of existing law or regulations to which the Subscriber is subject or the provisions of any custodial agreement, trust instrument or other governing documents of the Subscriber, and (c) the Subscriber has caused this Agreement to be executed by one or more of its custodians or trustees thereunto duly authorized.

                  (iii) If the Subscriber is an employee benefit plan as defined in ERISA (an "ERISA Plan"), (a) the execution and delivery of this Agreement and any other documents executed and delivered by the Subscriber in connection herewith do not, and the performance and consummation of the transactions set forth or contemplated herein will not, contravene or result in a default under any provision of existing law or regulations to which the Subscriber is subject or the provisions of any trust instrument or other governing documents of the Subscriber; (b) the Subscriber has caused this Agreement to be executed by one or more of its fiduciaries thereunto duly authorized; and (c) such fiduciaries, by executing and delivering this Agreement on behalf of such ERISA Plan, represent and warrant that (w) they and their co-fiduciaries, if any, have been informed of the Fund's investment objectives, policies and strategies, (x) the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to such ERISA Plan; (y) such decision was made by such fiduciaries without reliance on any investment advice or recommendation provided by the Fund, Westech Investment Advisors, Inc. ("Westech Investment Advisors") or Siguler Guff Advisers, L.L.C. ("Siguler Guff Advisers") and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA; and (z) if the Fund's underlying assets are deemed to be "plan assets" of ERISA Plan investors, such fiduciaries shall be deemed to have appointed Westech Investment Advisors and Siguler Guff Advisers as investment managers of the ERISA Plan Subscribers with respect to the assets managed in the Fund.

                  (iv) The Shares being subscribed for by the Subscriber will be purchased for the account of the Subscriber for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein. The Subscriber acknowledges that the Shares have not been registered under the 1933 Act or any state securities laws, cannot be disposed of unless they are subsequently registered under the 1933 Act and any applicable state securities laws, or an exemption from registration is available. The Subscriber further understands that the Fund is not obligated to file a registration statement or a notification of registration under the 1933 Act or any state securities law and has no intention to do so, nor does the Fund have any other obligation to take or refrain from taking any action that would make available any exemption for the sale of Shares without registration.

                  (v) The Subscriber acknowledges that the Fund will accept this subscription, and issue the Shares as contemplated hereunder, in a transaction intended to be exempt from registration under the 1933 Act under Regulation D thereunder. The Subscriber represents and warrants that it has reviewed the definition of "accredited investor" under Regulation D, as set forth in the Appendix to this Agreement, and confirms that it meets the requirements for qualification as an "accredited investor."

                  (vi) The Subscriber has received and carefully reviewed the Memorandum and understands that any information provided other than in the Memorandum has been furnished on the understanding that the Subscriber will refer to the Memorandum for an authoritative statement on all matters covered therein with respect to the Fund and other information concerning the Offering. The Subscriber has had reasonable time and opportunity to ask questions and receive answers concerning the terms and conditions of the offering and the proposed operations of the Fund, and has received responses to such questions that it has chosen to ask. To the extent that Subscriber may have received any information regarding the past results of similar funds managed by Westech Investment Advisors, Siguler Guff Advisers or any of their affiliates, Subscriber acknowledges that such information is not intended to predict actual performance of the Fund and that Subscriber has not relied on such performance results for that purpose. In this regard, the Subscriber understands that past performance does not guarantee future results The investment performance of the Fund differ substantially from the performance to date of similar funds managed by Westech Investment Advisors, Siguler Guff Advisers or any of their affiliates.

                  (vii) The Subscriber recognizes that an investment in the Fund involves certain risks and it has taken full cognizance of and understands the risk factors relating to a purchase of Shares, including those set forth under the headings "Risk Factors" in the Memorandum. The Subscriber is capable of bearing a high degree of risk, including the possibility of a loss of its investment and the lack of a public market such that it will not be possible to readily liquidate the investment. The Subscriber has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Shares and protecting its own interest in connection with the investment in the Shares.

                  (viii) The Subscriber acknowledges that it has not relied upon the Fund, Westech Investment Advisors, Siguler Guff Advisers or any of their employees, directors, officers or agents for any investment, tax, legal or ERISA advice in connection with its purchase of Shares and that the Subscriber has consulted, to the extent necessary, its own advisers with respect to the investment, tax, legal or ERISA considerations of a purchase of Shares.

                  (ix) The Subscriber acknowledges that there have been no guarantees or warranties made to it by the Fund, Westech Investment Advisors, Inc., Siguler Guff Advisers, L.L.C., or any of their employees, directors, officers or agents, expressly or by implication, other than as contained in the Memorandum, with respect to (i) the approximate length of time that it will be required to remain an owner of its Shares; or (ii) the percentage of profit and/or the amount or type of consideration, profit or loss to be realized as a result of its investment.

                  (x) The Subscriber either has previously furnished to the Fund a completed and signed Offering Questionnaire or has completed and signed the Offering questionnaire attached hereto as Appendix I. The information in the Subscriber's most recently completed and signed Offering Questionnaire previously delivered or being delivered to the Fund with this Subscription Agreement is true, correct and complete in all respects as of the date hereof and is incorporated herein by reference.

         10. COVENANTS OF THE SUBSCRIBER. The Subscriber agrees with the Fund that:

                  (i) For so long as the Subscriber owns Shares, the Subscriber shall, upon request, disclose to the Fund such information with respect to direct or indirect holdings of such Shares as the Fund deems necessary to comply with provisions of the Internal Revenue Code of 1986 applicable to the Fund, to comply with requirements of any other appropriate taxing authority, or to comply with the provisions of the 1940 Act, as any of said laws may be amended from time to time.

                  (ii) The Subscriber, if an IRA or an ERISA Plan, will furnish to the Fund promptly upon its request the information called for by applicable "prohibited transaction" regulations of the Department of Labor and any other information with respect to Subscriber's parties in interest as the Fund may reasonably require.

                  (iii) The Subscriber will indemnify and hold the Fund harmless from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the Subscriber in this Agreement or any other document furnished by it to the Fund.

         11. NOTICES. The address of the Subscriber for all purposes shall be the address set forth on the signature page to this Agreement, or such other address of which the Fund has received notice in accordance with the provisions hereof. The address of the Fund for all purposes shall be c/o Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, CA 95131, or such other address of which the Subscriber has received notice in accordance with the provisions hereof. Any notice or communication to be given under this Agreement shall be made in writing and, unless otherwise herein provided, shall be deemed to have been given when sent by first class to such party at such address.

         12. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.

         13. COUNTERPARTS; OTHER AGREEMENTS. This Agreement may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

         14. MISCELLANEOUS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

         This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained in this Agreement and supersedes all prior understandings of the parties. The invalidity or unenforceability of any one provision of this Agreement shall in no way affect the validity of any other provision, and all other provisions shall remain in full force and effect. No waiver by any party of any breach of any term hereof shall be construed as a waiver of any subsequent breach of that term or any other term of the same or of a different nature.

         15. TAX CERTIFICATION. The Subscriber certifies that (1) the taxpayer identification provided above the Subscriber signature is correct and (2) the Subscriber is not subject to backup withholding because (i) the Subscriber has not been notified that the Subscriber is subject to backup withholding as a result of failure to report interest and dividends or (ii) the Internal Revenue Service has not notified the Subscriber that the Subscriber is subject to backup withholding. [Strike out clause (2) if incorrect.]

         IN WITNESS WHEREOF, this Agreement has been executed by the Subscriber as of the date of the Subscriber's signature set forth on the signature page hereto and, if accepted by the Fund, becomes an Agreement binding on the Fund as of the date of the signature signifying acceptance set forth on the attached signature page.

                                   APPENDIX A

         DEFINITION OF "ACCREDITED INVESTOR" CONTAINED IN REGULATION D
                                     UNDER
               THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT")



         (1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

         (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

         (3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

         (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

         (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

         (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

         (8) Any entity in which all of the equity owners are accredited investors.

                                                         Appendix I to
                                                         Subscription Agreement


                             OFFERING QUESTIONNAIRE

                       VENTURE LENDING & LEASING II, INC.


                (ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

-------------------------------------------------------------------------------


INSTRUCTIONS:

This Questionnaire is being distributed to a select group of investors, each of whom Robertson, Stephens & Company LLC, the placement agent for Venture Lending & Leasing II, Inc. (the "Fund"), believes may find purchase of shares of Common Stock of the Fund ("Shares") suitable for such investor's long-range investment objectives. The primary purpose of this Questionnaire is to elicit information sufficient to permit the Fund reasonably to conclude that you have sufficient investment sophistication and ability to take financial risk to meet the standards for availability of the private offering exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), the qualification requirements of the California Corporate Securities Law of 1968, as amended (the "California Securities Law"), and the qualification or registration requirements of any other applicable securities law.

If, in completing this Questionnaire, you are in doubt regarding the meaning or implication of any of the terminology or regarding the significance of any particular question, please contact Rick Bianchina, 555 California Street, Suite 2600, San Francisco, California 94104, telephone (415) 781-9700.

If the answer to any question is "None" or "Not Applicable," please so state.

YOUR ANSWERS WILL AT ALL TIMES BE KEPT STRICTLY CONFIDENTIAL. EACH PERSON SIGNING THIS QUESTIONNAIRE AGREES, HOWEVER, THAT THE FUND OR THE PLACEMENT AGENT MAY PRESENT THIS QUESTIONNAIRE TO SUCH PARTIES AS THEY DEEM APPROPRIATE IF CALLED ON TO ESTABLISH THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION OF THE SHARES UNDER THE ACT REGISTRATION OR QUALIFICATION OF THE SHARES UNDER THE CALIFORNIA SECURITIES LAW OR ANY OTHER SECURITIES LAW.

Unless you have already furnished a completed and signed Offering Questionnaire to the Fund, or have otherwise furnished to the Fund all of the information elicited by this Questionnaire, and unless the information furnished is still true and complete, please complete, sign, date and return one copy of this Questionnaire.

Note for Certain Employee Benefit Plans: If you are a self-directed plan that believes it is an "accredited investor" because investment decisions are made solely by persons that are accredited investors (see Part D, category (3)), please furnish a separate Questionnaire with respect to you and each such person participating in making the investment decision.

Note for Trusts: If you are a trust that believes it is an "accredited investor" described in Part D, category (4), please furnish a separate Questionnaire with respect to you and each person participating in making the investment decision (except that persons participating in making the investment decision need not complete Parts D and E).

Note for Certain Entities: If you are an entity that believes it is an "accredited investor" by virtue of the accredited investor status of each equity owner thereof (see Part D, category (13)), please furnish a separate Questionnaire with respect to you and each such equity owner.

A.  IDENTIFYING INFORMATION.

Both entities and individual subscribers should complete this Part A, inserting the information requested with respect to the subscriber, not any person who is completing this Questionnaire on the subscriber's behalf, except that if you are acting as a custodian for a minor whose funds will be invested, please so indicate and complete the information with respect both to you and the minor.


Full Name(s):
             ------------------------------------------------------------------

In what state do you maintain your principal residence? (If you have resided in this state less than one year, or plan to change your state of residence, please explain.)




Is there any reason you might be considered a resident of another state (e.g., live part of the year, have an office or business, registered to vote, pay taxes or hold a driver's license in another state)? If so, please explain:




If you are a corporation, trust, limited liability company, partnership, association or other entity, please identify which type of entity, the jurisdiction under the laws of which you are organized and existing, and the jurisdiction where your principal place of business is located:




Nature of Employment
                    -----------------------------------------------------------

If self-employed, nature of business:

B.  EMPLOYMENT AND BACKGROUND.

         If you are an individual, please furnish all of the following information regarding yourself. If a husband and wife are investing jointly, please furnish all of the following information with respect to each spouse and identify the spouse to whom the information pertains. If you are an entity or are investing jointly with a person other than your spouse, please furnish all of the following information in this Part B regarding each officer, partner, trustee or other person who will participate in the investment decision. If you are acting as a custodian of a minor whose funds will be invested, please furnish information in this Part B regarding yourself only.

EDUCATION

College/University       Degree      Major                       Year

---------------------   --------   --------------------------   ----------

---------------------   --------   --------------------------   ----------

---------------------   --------   --------------------------   ----------


                                       2.

EMPLOYMENT

Name of Current Employer:
                         ------------------------------------------------------

-------------------------------------------------------------------------------

Name of Current Employer
of Spouse/Co-investor:
                      ---------------------------------------------------------

-------------------------------------------------------------------------------

Date of Birth:
              -----------------------------------------------------------------

Marital Status:
               ----------------------------------------------------------------

Number of Dependents:
                     ----------------------------------------------------------

Describe briefly all positions (including directorships) held during the past five years which were related to financial, business, accounting, economics, taxation or investment matters and which you feel demonstrate your investment sophistication. Where appropriate, briefly describe the business of the company or other entity in which the position was held:








Other background in business (particularly in the securities business), economics, finance, accounting, taxation, law, investing or related fields (include any relevant educational experience) that demonstrates investment sophistication:








Describe briefly any legal actions, including lawsuits, arbitrations and mediations, involving securities, commodities or other investments, in which you have been involved in the past five years. State the names of the parties to the proceeding, whether you were a plaintiff or defendant, where the action took place (i.e., name of court, location of arbitration), a brief description of the dispute and the resolution of the matter:











                                       3.

C.  INVESTMENT BACKGROUND AND OBJECTIVES.

Both entities and individual subscribers should complete this Part C, inserting the information requested with respect to the subscriber, not any person who is completing this Questionnaire on the subscriber's behalf.

Approximate number of years you have been investing:
                                                    ---------------------------

Please indicate the frequency of your investments in:

Real estate other than your principal residence (directly or through partnerships or other entities managed by others):

( ) often,     ( ) occasionally,        (  ) seldom,        (  ) never


Mutual funds and private investment vehicles (such as the Fund):

( ) often,     ( ) occasionally,        (  ) seldom,        (  ) never


Marketable securities (stocks, bonds, debentures, notes):

( ) often,     ( ) occasionally,        (  ) seldom,        (  ) never


Privately held corporations and partnerships and start-up ventures (stocks, bonds, debentures, notes, partnership interests):

( ) often,     ( ) occasionally,        (  ) seldom,        (  ) never


Change in Amounts Invested. Is the total amount of your investments currently substantially more than the total amount typically invested over the past several years (other than as the result of market increases)? Yes
                                                                  ----------

 No
    --------

If yes, please give details (e.g., when did increase occur, what was approximate value of total prior portfolio):




Order of Objectives (number preferences
from 1 to 3, from most preferred to least)

[        ]                 Capital Appreciation

[        ]                 Income

[        ]                 Liquidity



                                       4.

D.  "ACCREDITED INVESTOR".

If the subscriber is an "accredited investor" as that term is defined in Regulation D under the Act, under the rules of the California Commissioner of Corporations under section 25102(f) of the California Securities Law, and under other applicable securities laws and regulations, please indicate by initialling the category or categories that accurately describe the subscriber's situation:


              (1) A natural person (not an entity) whose individual net worth,
--- or joint net worth with his or her spouse, at the time of his or her purchase exceeds $1,000,000;

              (2) A natural person (not an entity) who [initial appropriate
--- blank(s)] (a) ___ had an individual income in excess of $200,000 in each of the preceding two years or (b) ___ had joint income with his or her spouse in excess of $300,000 in each of those years and (c) in either case (a) or (b), has a reasonable expectation of reaching the same income level in the current year;

              (3) An employee benefit plan within the meaning of Title I of the
--- Employee Retirement Income Security Act of 1974, [initial appropriate blank] (a) if the investment decision is made by a plan fiduciary, as defined in section 3(21) thereof, which is (i) ___ a bank, (ii) ___ a savings and loan association, (iii) ___ an insurance company or (iv) ___ a registered investment adviser, or (b) ___ if the employee benefit plan has total assets in excess of $5,000,000, or (c) ___ if the employee benefit plan is a self-directed plan, with investment decisions made solely by persons that are accredited investors;

              (4) A trust, with total assets in excess of $5,000,000, not formed
--- for the specific purpose of acquiring the securities of the Fund being offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in the Fund;

              (5) (a)  A bank as defined in section 3(a)(2) of the Act, whether
---     acting in its individual or fiduciary capacity;

              (5) (b)  A savings and loan association or other institution as
--- defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity;

              (6) A broker or dealer registered pursuant to section 15 of the
---     Securities Exchange Act of 1934;

              (7) An insurance company as defined in section 2(13) of the Act;
---
              (8) An investment company registered under the Investment Company
--- Act of 1940 or a business development company as defined in section 2(a)(48) of the Investment Company Act of 1940;

              (9)  A Small Business Investment Company licensed by the U.S.
--- Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

              (10)  A private business development company as defined in section
---     202(a)(22) of the Investment Advisers Act of 1940;


                                       5.

              (11) [Initial applicable blank] (a) ___ An organization described
--- in section 501(c)(3) of the Internal Revenue Code, as amended December 29, 1981, or (b) ___ a corporation, a Massachusetts or similar business trust, or a partnership not formed for the specific purpose of acquiring the securities of the Fund being offered, or (c) ___ a plan established or maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, in either case (a), (b) or (c) with total assets in excess of $5,000,000 (in case (a), such total assets include endowment, annuity and life income funds and are to be determined according to the investor's most recent audited financial statements);

              (12)  A director or executive officer of the Fund; or
---
              (13)  An entity in which all the equity owners are accredited
---     investors.

If you have indicated category (3)(c) or (13) above, please list below the names and categories of accreditation of the accredited investors making the investment decisions (category (3)(c)) or who are the equity owners (category
(13)) (attach additional pages if necessary):

                                                                 Accredited
                                                                  Investor
            Person Making Decision/Equity Owner                   Category

        ---------------------------------------------------     ------------
        ---------------------------------------------------     ------------
        ---------------------------------------------------     ------------


Special Note for Trusts, Partnerships and Certain Plans: The application of the "accredited investor" categories to trusts (including Massachusetts or similar business trusts), partnerships and self-employed individual retirement plans is subject to complex regulatory interpretations and may differ under state and federal law. Accordingly, such an entity attempting to qualify may be required to deliver additional information, including a satisfactory opinion of its counsel.


E.  PURCHASER REPRESENTATIVE.

You will be eligible to invest in the Fund only if you, either alone or together with your "purchaser representative" (such as an investment adviser, attorney, accountant or other consultant), have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of an investment in the Fund and have the capacity to protect your own interests in connection with your proposed investment in the Fund. Do you intend to have a "purchaser representative" advise you in order to meet this
requirement? Yes       No
                 -----    -----

If yes, the Fund will furnish to you additional information and a Purchaser Representative Questionnaire for completion before considering whether to accept your subscription. In the meantime, please furnish the information indicated below with respect to your purchaser representative:


Name:                                         Firm:
     -----------------------------                 -----------------------

Address:                                      Telephone:
        --------------------------                      ------------------


----------------------------------


                                       6.

F.       SIGNATURE.

To the best of my knowledge and belief, the above information supplied by me is true and correct in all respects. I agree that I will notify the Fund immediately of any material change in any of the foregoing information prior to consummation of my purchase of Shares. I understand that the information being furnished in this Questionnaire is required to enable the Fund and the Fund to determine whether offers and sales to me of Shares may be made without registration under Federal and state securities laws.

Date:                , 19
      ---------------    ----       -----------------------------------------
                                                     Signature

                                    -----------------------------------------
                                                   (Print name)





                                       7.